Exhibit 99.1

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OMNIA WELLNESS CORPORATION AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Omnia Wellness Corporation and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Omnia Wellness Corporation and its subsidiaries (collectively, the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2018.

Houston, Texas

March 30, 2021

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Omnia Wellness Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31, 2020	December 31, 2019

Assets

Current assets
Cash	$613	$9,561
Accounts receivable	29,800	-
Advance payments on purchase of inventory, related party	-	180,000
Total current assets	30,413	189,561

Non-current assets
Fixed assets, net	264,276	320,979
Intangible assets related party, net	1,651,000	1,851,000
Total non-current assets	1,915,276	2,171,979

Total Assets	$1,945,689	$2,361,540

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable and accrued expenses	$91,285	$23,309
Accounts payable, related party	1,500	18,425
Deposit liability	21,764	23,049
Accrued interest	642,285	217,388
Warranty liability	25,667	12,268
License payable, related party	-	1,377,250
Nonconvertible notes, related party	1,359,623	331,870
Nonconvertible notes, non related	1,665,000	725,000
Convertible notes, related party	529,940	529,940
Convertible notes, non related	1,900,000	1,030,000
Total current liabilities	6,237,064	4,288,499

Non-current liabilities:
PPP Loan	294,066	-
Nonconvertible notes, related party, less current	-	402,300
Nonconvertible notes, non related, less current	174,620	84,560
Convertible notes, non related party, less current	-	420,000
Total non-current liabilities	468,686	906,860

Total Liabilities	6,705,750	5,195,359

Commitments and Contingencies (Note 10)

Stockholders’ deficit:
Preferred stock, no par value, 9,600,000 shares authorized; no shares issued and outstanding, December 31, 2020 and December 31, 2019	-	-
Series A Convertible preferred stock, no par value, 400,000 shares authorized; no shares issued and outstanding, December 31, 2020 and December 31, 2019	-	-
Common stock, no par value, 90,000,000 shares authorized; 10,000,000 shares are issued and outstanding, December 31, 2020 and December 31, 2019	-	-
Additional paid-in capital	-	-
Accumulated deficit	(4,760,061)	(2,833,819)
Total stockholders’ deficit	(4,760,061)	(2,833,819)

Total Liabilities and Stockholders’ Deficit	$1,945,689	$2,361,540

See accompanying notes to consolidated financial statements

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Omnia Wellness Corporation and Subsidiaries

Consolidated Statements of Operations

	Year Ended	Year Ended
	December 31, 2020	December 31, 2019

Revenue
Sales	$271,048	$223,354
Total revenues	271,048	223,354

Cost of goods sold
Cost of goods sold	154,444	265,471
Total cost of goods sold	154,444	265,471
Gross profit (loss)	116,604	(42,117)

Operating expenses
Warranty expense	13,399	10,443
Depreciation and amortization	272,603	191,287
Legal and professional fees	174,448	106,645
Payroll expense	335,826	-
Selling and marketing expense	82,028	-
Selling and marketing expense, related party	210,131	886,179
Consulting fees	25,985	-
Consulting fees, related party	228,086	312,184
General and administrative	183,177	58,346
Impairment expense	-	26,000
Total operating expenses	1,525,683	1,591,084

Other expense
Interest expense	(517,163)	(293,766)
Total other expense	(517,163)	(293,766)

Net loss	$(1,926,242)	$(1,926,967)

Net loss per common share - Basic and Diluted	$(0.19)	$(0.46)

Weighted average number of common shares outstanding - Basic and Diluted	10,000,000	4,191,781

See accompanying notes to consolidated financial statements

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Omnia Wellness Corporation and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Deficit

For the years ended December 31, 2019 and 2020

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2018	-	$-	-	$-	$-	$(906,852)	$(906,852)

Issuance of common stock to founders	-	-	10,000,000	-	-	-	-

Net loss for the year ended December 31, 2019	-	-	-	-	-	(1,926,967)	(1,926,967)

Balance at December 31, 2019	-	$-	10,000,000	$-	$-	$(2,833,819)	$(2,833,819)

Net loss for the year ended December 31, 2020	-	-	-	-	-	(1,926,242)	(1,926,242)

Balance at December 31, 2020	-	$-	10,000,000	$-	$-	$(4,760,061)	$(4,760,061)

See accompanying notes to consolidated financial statements

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Omnia Wellness Corporation and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended	Year Ended
	December 31, 2020	December 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,926,242)	$(1,926,967)
Depreciation and amortization expense	272,603	191,287
Impairment expense of related party advances on purchased inventory	-	26,000
Changes in operating assets and liabilities:
(Increase) in accounts receivables	(29,800)	-
Decrease in deposits	-	25,325
Decrease in due from related parties	-	60,000
(Decrease) increase in advance payments on purchase of inventory, related party	164,100	(13,000)
Increase (decrease) in accounts payable and accrued expenses	67,976	(1,691)
(Decrease) increase in accounts payable, related party	(16,925)	16,925
Increase in deposit liability	(1,285)	23,049
Increase in warranty liability	13,399	10,443
Increase in interest payable	424,897	187,221
Net Cash Used In Operating Activities	(1,031,277)	(1,401,408)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	-	(60,266)
Payments on license agreement, related party	(1,377,250)	(623,750)
Net Cash Used In Investing Activities	(1,377,250)	(684,016)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from PPP Loan	294,066	-
Proceeds from issuance of nonconvertible notes, related party	655,453	533,200
Repayments of nonconvertible notes, related party	(30,000)	(25,000)
Proceeds from issuance of nonconvertible notes, non related	1,042,000	315,000
Repayments of nonconvertible notes, non related	(11,940)	(5,440)
Proceeds from issuance of convertible notes, non related	450,000	1,200,000
Net Cash Provided By Financing Activities	2,399,579	2,017,760

Net increase (decrease) in cash	(8,948)	(67,664)

Cash - Beginning of Year	9,561	77,225

Cash - End of Year	$613	$9,561

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Taxes	$-	$-
Interest	$92,266	$103,920

Non-Cash Transactions:
Intangible assets acquired through related party license payable	$-	$1,377,250
Fixed assets transferred from inventory, net	$15,900	$302,000

See accompanying notes to consolidated financial statements

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Omnia Wellness Corporation and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2020 and 2019

Note 1 Nature of Operations

The consolidated financial statements represent the financial statements of Omnia Wellness Corporation (formerly Bed Therapies, Inc.) and Subsidiaries (the “Company”). Omnia Wellness Corporation was formed in the state of Texas as a Limited Liability Company effective as of April 30, 2018 and was converted to a Texas corporation in July 2019. The Company changed its name to Omnia Wellness Corporation on May 6, 2020.

The Company’s endo kinetic therapy unit, the Solajet® Deep Tissue Penetration massage platform, produces therapeutic heat and a flushing body “wave” that combines 3 therapies in one, delivering the feeling of an hour-long traditional massage in as little as 15 minutes at a minimal price point for the consumer. The Company is also introducing a lounge type chair which provides both cooling and heating in combination with endo kinetic therapy.

The Company’s major revenue sources are from a direct sale or financing options of the hydro-therapy beds to gyms, chiropractors, medical practices; monthly reoccurring revenue from revenue share agreements with providers and monthly reoccurring revenue from membership contracts.

In March 2020 the World Health Organization declared COVID-19 a pandemic. We are still assessing the impact COVID-19 may have on our business, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally. The extent to which the COVID-19 pandemic and global efforts to contain its spread will impact our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the pandemic and the actions taken to contain or treat the COVID-19 pandemic.

Note 2 Summary of Significant Accounting Policies

The principal accounting policies applied in the preparation of these financial statements are set out below.

Basis of Presentation - The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation - The consolidated financial statements include accounts of the wholly-owned subsidiaries, Solajet Financing Company, LLC and Omnia Wellness Inc. (a Colorado Corporation). All significant intercompany balances and transactions have been eliminated in consolidation.

Accounting Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. Such estimates and assumptions impact, among others, the following: the allowance for doubtful accounts, determination of impairment on investments and determination of recoverability of deferred tax assets. Actual results could differ from those estimates.

Risks and Uncertainties - The Company’s operations may be subject to significant risk and uncertainties including financial, operational, regulatory, and other risks associated with a start-up company, including the potential risk of business failure. See Note 3 regarding going concern matters.

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Loss Per Common Share - Basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding for each period presented. Diluted net loss per common share is computed by giving effect to all potential shares of Common Stock, including stock options and warrants, to the extent dilutive. As of December 31, 2020 and 2019, there were 1,343,570 and 1,291,020 respectively, of common stock equivalents from the conversion of notes payable that were anti-dilutive.

Cash - In the consolidated statement of cash flows, cash includes cash in hand and other short-term highly liquid investments with original maturities of three months or less. The Company places its cash on deposit with financial institutions it believes to be of high quality.

Related Party Transactions – The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests. The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Advance Payments on Purchases of Inventory, related party – Advance payments on purchases of inventory consists of hydro-therapy beds and related equipment that are held by DryRx, a company owned and controlled by the Chairman’s brother, under a Contract Services Agreement until ownership is transferred, which is when a sale or a lease of the bed and equipment occurs or beds are moved to rental facilities and placed in service. The value of the advance payments is stated at the lower of cost or market, determined using the first in, first-out method. During the period end December 31, 2020 and 2019, none and $198,000 were advanced to the related party for inventory held. Inventory held by third parties in use, which is inventory installed at a third-party location and ownership is maintained by the Company, is re-classified to fixed assets and depreciated over its useful life using the straight-line method of depreciation. As of December 31, 2020 and 2019, $212,000 and $221,000, respectively, were classified as leased equipment in fixed assets and $99,000 and $81,000, respectively were classified as equipment placed in use in fixed assets. All inventory held as advance payments on purchases of inventory are available either for sale or for lease to be installed at third-party locations and not transferred until a transaction has occurred. The balance of advance payments on purchases of inventory was $431,000 and $638,000 as of December 31, 2020 and 2019, respectively. The Company took an impairment on the advance payments on purchases of Inventory of none and $26,000 as of December 31, 2020 and 2019, respectively for inventory that was outstanding and had not been sold or leased as of the report date.

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Fixed Assets - Fixed assets are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives. The fixed assets include equipment placed in use at certain locations or leased equipment to customers in which ownership is maintained by the Company. For leased equipment under agreements, depreciation is provided using the straight-line method over the 60 month maximum useful life instead of the remaining agreement term. The accumulated depreciation was calculated to be $106,990 and $41,287 as of December 31, 2020 and 2019, respectively.

Patent Cost - Patents with a finite useful life that are acquired through the license agreement are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any impairment changes being accounted for on an annual basis. The expected life of the current patent recorded is expected to be 10 years. The accumulated amortization was calculated to be $350,000 and $150,000 as of December 31, 2020 and 2019, respectively.

License Payable, related party - License payable is the remaining balance due for the initial intangible asset cost. License payable is classified as current liabilities if payment is due within one year or less, if not, they are presented as non-current liabilities. The balance as of December 31, 2020 and 2019 was $0 and $1,377,250 respectively.

Warranty Liability – For sales to customers, the Company provides a warranty on the beds sold which includes, a three year warranty on parts, a five year warranty on the frame and a 90 day warranty on any labor. Warranty liability is accrued and is estimated at 5% of monthly sales and adjusted for actual repairs, replacements, and warranties as they are incurred. The Company periodically assesses the adequacy of our recorded warranty liability and makes adjustments as claims data and experience warrants.

Beneficial Conversion Features – The Company accounts for convertible notes payable in accordance with ASC 470-20. A beneficial conversion feature (“BCF”) is a non-detachable conversion feature that is “in the money” at the commitment date, which requires recognition of interest expense for underlying debt instruments and a deemed dividend for underlying equity instruments. A conversion option is in the money if the effective conversion price is lower than the commitment date fair value of a share into which it is convertible. As of December 31, 2020 and 2019, the Company did not have any conversion options that were in the money.

Derivatives – The Company accounts for derivative instruments in accordance with ASC 815 and ASC 470, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair of the derivative instruments depends on whether the derivatives qualify as hedging relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2020 and 2019, the Company did not have any derivative instruments that were designated as hedges.

Revenue - Revenue Recognition Standard, ASC 606 is used by the Company to recognize revenue. ASC 606 standards were jointly issued by the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB). The five conditions of ASC 606 applied to revenue are: 1. Identify the contract with the customer; 2. Identify the performance obligations in the contract; 3. Determine the transaction price; 4. Allocate the transaction price to separate performance obligations; and 5. Recognize revenue as each performance obligation is satisfied.

The Company derives its revenues primarily from the sale of hydro therapy massage beds and installation services. Revenues are recognized when control of these products or services is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products and services. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Shipping and handling fees charged to customers are reported within revenue. The Company also derives revenue from equipment placed in use in which customers pay to use the equipment and revenue is recorded at the time the service is performed.

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The Company records leases of inventory under ASC 842 – Leases. Due to the probability of collection, the Company maintains the assets on the financials and records a deposit liability for the payments received until the collectability becomes probable. Once collectability becomes probable, the asset is derecognized and the lease investment is recorded. The leases tend to have a fixed monthly payment and some include a revenue share for additional revenues the equipment generates. The leases have a lease term of 48 to 60 months and the right of the lease to purchase the bed at the end of the lease term.

Disaggregation of Revenue – The Company disaggregates revenue between products and services revenues.

	Period ended December 31
	2020	2019

Product Revenue	$268,004	$208,563
Service Revenue	3,044	14,791
Total Revenue	271,048	223,354

For the period ended December 31, 2020, $49,766 or 18.57% of product revenue came from 1 customer and $3,044 or 100% of service revenue came from 2 locations. For the period ended December 31, 2019, $130,637 or 63% of product revenue came from 4 customers and $14,791 or 100% of service revenue came from 2 locations.

Income Taxes – The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

10

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Fair Value of Financial Instruments - From inception, the Company adopted ASC 820, Fair Value Measurements and Disclosures, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1: Quoted prices for identical assets and liabilities in active markets;
●	Level 2: Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and
●	Level 3: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The carrying amounts of financial instruments including cash, accounts payable, warrant liability and notes payable approximated fair value as of December 31, 2020 and 2019 due to the relatively short maturity of the respective instruments.

Note 3 Going Concern

The Company adopted Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the financial statements, the Company has an accumulated deficit, negative working capital, reoccurring net losses and net cash used in operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is commencing operations to generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of private offering. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Related Parties

The Company entered into a Contract Services Agreement with DryRx, LLC, a company owned and controlled by the Chairman’s brother, on July 27, 2018 and was amended on January 1, 2020. Under the agreement, the related party will perform manufacturing oversight as well as sales, marketing, invoicing, and technical service support. The agreement is for an initial term of two years and can be extended for up to three successive years. The agreement allows for a performance compensation fee of 10% of the Company’s net selling profit. The Company advanced funds to the related party to cover the work they are performing under the Agreement. As expenses are incurred the balance is moved from Due from related party to expenses. The Company incurred selling and marketing expenses, related party of $210,131 and $886,179 as of December 31, 2020 and 2019, respectively.

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The Company entered into a Consulting Agreement with Massagewave, Inc., owned and controlled by a related party with significant influence on the date of the agreement who later became Chairman, to assist with business development and administrative activities. The agreement was entered into on May 1, 2018 and had required monthly payments of $15,000 per month. The agreement expired on April 30, 2020 with renewal options. The Company incurred consulting expense, related party of $228,086 and $312,184 as of December 31, 2020 and 2019, respectively. The Company also has an accounts payable, related party balance of $1,500 and $18,425 as of December 31, 2020 and 2019, respectively. The due to and due from accounts are to various investors and related parties above for business related activities.

Note 5 Fixed Assets

The carrying basis and accumulated depreciation of fixed assets at December 31, 2020 and 2019 is as follows:

	Useful Lives	December 31, 2020	December 31, 2019

Equipment in use	5 years	$99,000	$81,000
Leased equipment	5 years	212,000	221,000
Vehicles and trailers	5 years	60,266	60,266
		371,266	362,266
Less depreciation		(106,990)	(41,287)
Total fixed assets, net		$264,276	$320,979

The Company recorded depreciation expense, including depreciation on equipment in use and leased equipment, of $72,603 and $41,287 for the years ended December 31, 2020 and 2019, respectively.

The Company reclassed from inventory to equipment in use $36,000 and $81,000 during December 31, 2020 and 2019, respectively. During the year December 31, 2020 and 2019, the Company reclassed from equipment in use to inventory sold $18,000 and none, respectively

The Company reclassed from inventory to leased equipment $36,000 and $221,000 during December 31, 2020 and 2019, respectively. During the year December 31, 2020 and 2019, the Company reclassed from leased equipment to inventory sold $45,000 and none, respectively.

Note 6 License Agreement, Related Party

On April 30, 2019 the Company entered worldwide exclusive license with Drywave Technologies, Inc. (“Drywave”), a Company owned by a related party with significant influence at the time the Company entered into the agreement and later become Chairman of the Company. On the terms and conditions of the agreement, the Company received intellectual property rights, to manufacture, use, and offer for sale all the products related to the patents and trademarks for dry hydrotherapy therapy technologies. The license fee to acquire the technology was $2,000,000, and is payable as follows:

(a) $350,000, plus $1,000 escrow fee, due on or before April 30, 2019 (“First Payment”);

(b) $200,000 due on or before October 30, 2019 (“Second Payment”); and

(c) $1,450,000 due on or before March 2, 2020 (“Third Payment”)

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The Company made all the required payments as of December 31, 2020. After payment of the $2,000,000 License Fee and not later than April 30, 2020, the Company will pay to Drywave a royalty of 3% of Net Sales beginning May 1, 2020 and continuing for the longer of the period in which there are valid patent claims or ten years. The Company is performing on this agreement. Any royalty amounts would be nominal for the year ending December 31, 2020.

The company recorded the original license fee as an intangible asset as of April 30, 2019 and is amortizing the asset over the expected useful life of the asset of 10 years. The Company recorded amortization expense of $200,000 and $150,000 for the years ended December 31, 2020 and 2019, respectively. There is no impairment for the year ending December 31, 2020.

Note 7 Notes Payable

The following are the various notes payable of the Company:

PPP Loan - During the year ended December 31, 2020, the Company entered into PPP loans under the Paycheck Protection Program sponsored by the U.S. Small Business Administration (SBA) providing for proceeds of $294,066. The PPP Loan was made pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the SBA. The interest rate on the PPP Loan is 1.0%. The PPP Loan is unsecured and contains customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the SBA or the Lender, or breaching the terms of the PPP Loan. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company. The Promissory Notes are due May 2022 and June 2025 and may be forgiven to the extent proceeds of the loan are used for eligible expenditures such as payroll and other expenses described in the CARES Act. The Company has not yet applied to receive forgiveness for all or portion of the notes and no determination has been made as to whether the Company will be eligible for forgiveness, in whole or in part.

Nonconvertible notes, related party - During the year ended December 31, 2020 and 2019, the Company issued $99,970 and $533,200 in non secured notes payables, related party and repaid $30,000 and $25,000, respectively. The notes have an interest rate of 4% and a default interest rate of an additional 2%. The notes expire at various dates through December 31, 2021 and automatically extend if not paid upon maturity. The Company also had advances from related parties of $555,483 that have not yet been converted into a note payable. The advances are unsecured, due on demand and non-interest bearing. The total amount due as of December 31, 2020 and 2019 is $1,359,623 and $734,170, respectively.

Nonconvertible notes, non related - The Company has issued $500,00 in unsecured notes payable to investors of the Company, issued in August 2018, bearing an annual interest rate of 14% as of December 31, 2018. The note has a late payment charge of 0.1% of the principal balance for every calendar day that the interest is not paid. If principal, plus accrued interest and late fee is not paid by 30 days past that date, the late charge will accelerate to 0.2% of the principal amount and accrued interest for every calendar day past that date. The note was extended in January 2019 to be due in January 2020 and gave an optional conversion feature to the accrued interest on the note. The Company evaluated the modification under ASC 470-50 and concluded it was not a significant modification. This note is still outstanding and is currently in default. During the year ended December 31, 2019, the Company also issued $225,000 in unsecured notes payable, due in October 2020, bearing an annual interest rate of 14%. This note is still outstanding and currently is in default.

During the year ended December 31, 2020, the Company has issued $940,000 in notes payable, non related party. The notes have interest rates between 14% and 20% and a default interest rate of an additional 2%. The notes have one year terms with various expiration dates through November 2021. The notes are secured by a personal guarantee of a director of the Company. These notes are all outstanding as of December 31, 2020.

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During the year ended December 31, 2019, the Company also issued two notes for a total of $90,000 in secured notes payable, due in September and October 2023 bearing an annual interest rate of 18.2%. These notes are secured by specific leases and are personally guaranteed by a director of the Company. The notes include participation rights on the revenue of the secured leases and require monthly repayments of $1,080 and $2,160, respectively. The notes have a balance of $76,400 and $84,560 as of December 31, 2020 and December 31, 2019, respectively.

The Company also issued $102,000 in secured notes payable, non related party during the year ended December 31, 2020. The note has an interest rate of 18.2% and is secured by certain lease equipment and is personally guaranteed by a director of the Company. The note expires March 2024. The note has a balance of $98,220 as of December 31, 2020.

Convertible notes, related party – The Company has issued $529,940 in unsecured notes payable to investors of the Company, bearing an annual interest rate of 4% and a default interest rate of an additional 2%. The notes above are due December 31, 2020 unless sooner paid in full or converted in accordance with the terms of Conversion, (the “Maturity Date”) provided, however, that if a Qualified IPO (as defined below) does not occur on or before the Maturity Date, the Maturity Date shall be extended automatically for an additional one-year period and, during such period, the notes will bear interest at an annual rate of eight percent (8%). The notes are still outstanding as of December 31, 2020 and were converted into shares of common stock with the completion of the Acquisition as discussed in Note 11.

Convertible notes, non related -As of the year ended December 31, 2018, the Company has issued $250,000 in unsecured notes payable bearing an annual interest rate of 12%. The note is due December 2020 unless sooner paid in full or converted in accordance with the terms of Conversion, (the “Maturity Date”) provided, however, that if a Qualified IPO (as defined below). The note was still outstanding and in default as of December 31, 2020.

During the year ended December 31, 2019, the Company has issued $1,200,000 in unsecured notes payable bearing an annual interest rate of 12%. The notes are due at various dates between April 2020 and November 2021, unless sooner paid in full or converted in accordance with the terms of Conversion. The notes are still outstanding and $780,000 are currently in default as of December 31, 2020.

During the year ended December 31, 2020, the Company issued $100,000 in convertible notes payable, non related. The note has an interest rates of 12% and expires in February 2021. The note contains an optional conversion feature to convert the note balance and accrued interest in a qualified financing at a rate of 1.40. The Company also issued $100,000 in convertible notes payable, non-related party that has an interest rate of 15% and expires in August 2021. The note has an original issue discount of $10,000 and a conversion feature to convert to common stock at the lower of a conversion price of $2.00 or 70% of the lowest trading price in the ten days prior to the conversion. The Company also issued a convertible note payable, non related of $250,000 that has an interest rate of 1% that expires in June 2021. The note balance and accrued interest will convert at a Qualified IPO at a rate of $1.00. These notes unsecured are all outstanding as of December 31, 2020.

Upon commencement by the Company of an underwritten initial public offering (a “Qualified IPO”) or the completed Share Exchange and Reorganization Agreement (as described in the Offering Documents), (the “Conversion Event”), of Borrower’s common stock (the “Common Stock”), the Note principal, together with all accrued and unpaid interest, will be converted into Shares as of the date of such commencement (the “Conversion Date”). The amount of securities of the Company shall be determined by multiplying the outstanding balance of the Note and accrued interest to date by rates between $0.37 and 1.40, (the “Conversion Price”), subject to adjustment as described below. “Commencement” of a Qualified IPO shall be deemed to have occurred when the related registration statement has been declared effective by the United States Securities and Exchange Commission (the “SEC”) and the underwriter(s) have priced the offering. The Company evaluates these notes at commencement for beneficial conversion features and derivatives and concluded there were none.

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The notes payable outstanding balance is as follows:

	December 31, 2020	December 31, 2019

PPP Loan	$294,066	$-
Nonconvertible notes, related party	1,359,623	734,170
Nonconvertible notes, non related	1,839,620	809,560
Convertible notes, related party	529,940	529,940
Convertible notes, non related	1,900,000	1,450,000
	5,923,249	3,523,670
Less:
Non-current portion of PPP Loan	294,066	-
Non-current portion of nonconvertible notes, related party	-	402,300
Non-current portion of nonconvertible notes, non related	174,620	84,560
Non-current portion of convertible notes, non related	-	420,000
Current notes payable	$5,454,563	$2,616,810

Note 8 Shareholders’ Equity (Deficit)

Common Stock - The Company is authorized to issue 90,000,000 shares of no par-value common stock. All shares of the Company’s common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to:

a.	One non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;
b.	To participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and
c.	To participate pro rata in any distribution of assets available for distribution upon liquidation.

Stockholders have no pre-emptive rights to acquire additional shares of common stock or any other securities. Common shares are not subject to redemption and carry no subscription or conversion rights.

In July 2019, with the change from a limited liability company to a corporation, the Company issued 10,000,000 shares of common stock, of which 5.5 million were issued to the members of the limited liability company and 4.5 million were issued to the Chairman and recorded founder shares with nominal value.

Preferred Stock - On May 6, 2020, the Company authorized that 10,000,000 shares of its stock would be designated as “blank check” preferred stock which may be issued from time to time in one or more series and/or classes. No shares have been issued or are outstanding of these shares as of December 31, 2020.

On May 11, 2020, the Company designated 400,000 shares of the above preferred stock as Series A Convertible Redeemable Preferred Stock. The purchase price of the stock will be $25 per share, with no voting rights, a 12% annual dividend either in cash or stock at the option of the holder, and conversion rights in the event of a business combination. The shares have a mandatory redemption date of two years after issuance. No shares have been issued or are outstanding on these shares as of December 31, 2020.

The Company has not declared or paid any dividends or returned any capital to common stock shareholders as of December 31, 2020 and 2019.

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Note 9 Income Taxes

Income Tax Expense

For the fiscal year ended December 31, 2020, the reconciliation between the income tax benefit computed by applying the statutory U.S. federal income tax rate to the pre-tax loss before income taxes, and total income tax expense recognized in the financial statements is the change in the valuation allowance. For the fiscal year ended December 31, 2020 and 2019, the Company did not recognize any current income tax expense or benefit due to a full valuation allowance on its deferred income tax assets.

Deferred Income Tax Assets

As of December 31, 2020 and 2019, the income tax effects of temporary differences that give rise to significant deferred income tax assets and liabilities are as follows (in thousands):

	December 31, 2020	December 31, 2019

Deferred income tax assets:
Net operating loss carryforwards	932,000	475,902
Other	-	(5,359)
Total deferred income tax assets	932,000	470,543
Valuation allowance for deferred income tax assets	(932,000)	(470,543)
Net deferred income tax assets	-	-

For the fiscal years ended December 31, 2020 and 2019, the valuation allowance increased primarily as a result of the increase in net operating losses. In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

NOL Carryforwards and Other Matters

The Company files income tax returns in the U.S. federal jurisdiction and the state of Colorado. The Company’s federal and state tax years for the 2018 fiscal year and forward are subject to examination by taxing authorities.

The Company did not have any unrecognized tax benefits as of December 31, 2020 and 2019. The Company’s policy is to account for any interest expense and penalties for unrecognized tax benefits as part of the income tax provision. The Company does not anticipate that unrecognized tax benefits will significantly increase or decrease within the next twelve months.

Note 10 Commitments and Contingencies

Off-Balance Sheet Arrangements – The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Leases – The Company leases approximately 200 square feet on a month to month basis. Under the lease, the lease term continues for 12 months and may be terminated upon 30 days prior notice from the landlord or, by us, upon 30 days prior written notice. As needed, additional space can be leased in the same building we currently utilize.

The Company entered into a Master Facility License Agreement in which space is currently leased at two fitness facilities to operate equipment in use. The leases have an initial term of 90 days and then are on a month-to-month basis. The rent is a fixed fee times the number of beds that ware installed in the space. After six months, the rental fee also includes 2% of gross revenue generated under the license.

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Legal Matters - From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. During the periods ended December 31, 2020 and 2019, there are no proceedings in which the Company or any of our directors, officers or affiliates, or any registered or beneficial shareholders, is an adverse party or has a material interest adverse to our interest.

Note 11 Subsequent Events

Acquisition and Exchange Agreement – On April 20, 2020, the Company entered into a Share Exchange and Reorganization Agreement with Omnia Wellness, Inc., a public company, in which Omnia Wellness, Inc. acquired 100% of the Company’s issued and outstanding stock. The agreement was consummated on January 4, 2021, and all shares of the Company’s stock was exchanged for shares of common stock of Omnia Wellness Inc.

Note Conversion – On January 4, 2021 with the consummation of the agreement above, $529,940 principle of the convertible notes, related party and accrued interest were converted into 1,269,655 shares of common stock. Of such shares, 539,935 were issued to M. Jainal Bhuiyan, a director and executive officer of the Company, and 729,730 were issued to Nickolay Kukekov, a director of the Company.

On January 31, 2021 with the consummation of the agreement above, $1,245,675 of the convertible notes, third party and accrued interest were converted into 692,042 shares of common stock.

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